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                                                                    EXHIBIT 23.5

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in Registration Statement File No. 333-61400 of our report covering the consolidated financial statements of QD Group Limited as of September 30, 1999 and to all references to our Firm included in Registration Statement File No. 333-61400.

Arthur Andersen
Chartered Accountants

20 Old Bailey
London
EC4M 7AN
England
4 September 2001